                                                                   Exhibit 10.16

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

      This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is dated as of June 29,2003, by and between Floyd W. Glisson ("EXECUTIVE") and Acres Gaming Incorporated ("EMPLOYER").

      WHEREAS, the parties previously entered into that certain Employment Agreement, dated January 1,2001 (the "AGREEMENT"), setting forth the terms and conditions of Executive's employment by Employer; and

      WHEREAS, the Board of Directors of Employer has approved certain amendments to the Agreement effective July 1,2003, AS set forth in Section 1 hereof; and

      WHEREAS, Employer has entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with International Game Technology ("PARENT"), a Nevada corporation, and NWAC Corp., a Nevada corporation, pursuant to which Employer will be merged with NWAC Corp. (the "MERGER") in a transaction that will constitute a Company Transaction under the Agreement; and

      WHEREAS, in order to induce Parent to agree to enter into the Merger Agreement, Executive and Employer have agreed to amend certain provisions of the Agreement, as set forth in Section 2 hereof, such amendments to become effective as of the Effective Time, as defined in Section 1.3 of the Merger Agreement (the "EFFECTIVE DATE");

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1. The following amendments to the Agreement shall become effective on July 1,2003:

      1.1 Section 3.1(a) of the Agreement is amended and restated to read in its entirety as follows: "The base annual salary ("BASE SALARY"), effective as of July 1,2003, shall be $325,000."

      1.2 Section 3.2 of the Agreement is amended by inserting the following paragraph immediately preceding the fourth paragraph of Section 3.2:

            "Year ended June 30,2004.

            For Fiscal 2004, Executive's Target Bonus shall be an amount equal to 66 2/3% of Base Salary for the year. Executive shall not be entitled to any bonus hereunder if Actual Profits are less than 75% of Plan Profits. If Actual Profits exceed 75% of Plan Profits, Executive shall be entitled to 75% of the Target Bonus. If Actual Profits equal 150% or more of Plan Profits, Executive shall be entitled to a maximum bonus equal to 150% of the Target Bonus. Bonus payments will be scaled ratably for performance within these parameters."

      1.3 Section 3.5 of the Agreement is amended and restated to read in its entirety AS follows: "Executive shall be entitled to six (6) weeks paid vacation per annum."

      1.4 The first sentence of Section 11 of the Agreement is amended and restated to read in its entirety as follows: "Effective March 12,2001 Executive was granted 300,000 shares of common stock of Employer (the "RESTRICTED SHARES"); 150,000 of those shares vest June 9, 2003 and 150,000 shares vest June 30,2005."

2. The following amendments to the Agreement shall become effective on the Effective Date:

      2.1. Section 1.1 of the Agreement is amended and restated to read in its entirety as follows: "Employer hereby employs Executive to render services to Employer in the position of Chief Executive Officer under the terms and conditions of this Agreement, and Executive hereby accepts such employment. Executive acknowledges and agrees that he will, during the first twelve months following the Effective Date, devote the following percentages of his primary business time, attention and effort to his duties as Chief Executive Officer:

MONTHS FOLLOWING EFFECTIVE DATE:              PERCENTAGE OF TIME REQUIRED
--------------------------------              ---------------------------
            1-3                                        Full-Time
            4-6                                           75%
            7-9                                           50%
           10-12                                          25%


      2.2. Section 2 of the Agreement is amended and restated to read in its entirety as follows: "The term of Executive's employment under this Agreement shall commence on the Effective Date and continue until the first anniversary of the Effective Date unless earlier terminated under the provisions of this Agreement (the "TERM").

      2.3. Section 3.2 of the Agreement, as amended by Section 1.2 hereof, is amended and restated to read in its entirety as follows: "In addition to the Base Salary provided for above, Executive shall be paid a guaranteed bonus of $216,667 ("BONUS"), which shall be earned as of the first anniversary of the Effective Date, provided that Executive continues to be employed by the Company as of such date. The Bonus will be paid within thirty (30) days after it is earned. Notwithstanding the foregoing, if Executive's employment is terminated prior to the first anniversary of the Effective Date due to his death or Disability, Executive or his estate shall be entitled to receive a pro rata portion of the Bonus based on the percentage of the Term that elapsed prior to such termination."

      2.4. Section 5(b) of the Agreement is amended by the addition of the phrase "or for sixty (60) days after any termination of Executive's employment" after "during his employment hereunder."

      2.5. The first sentence of Section 10 of the Agreement is deleted and replaced with the following: "Executive acknowledges and agrees that, in view of the vital importance of his continued services to Employer after the Merger, Executive may not terminate this Agreement or Executive's employment (other than for Good Reason) prior to the first anniversary of the

Effective Date without the prior written consent of Employer. Executive may terminate Executive's employment after the first anniversary of the Effective Date upon thirty (30) days' prior written notice. Employer may terminate Executive's employment at any time upon thirty (30) days' prior written notice (subject, if such termination is for Cause, to Section 10.1, and, if such termination is without Cause, to Employer's fulfillment of its obligation to make the payments required by Section 10.4)."

      2.6. Section 10.4 of the Agreement is amended and restated to read in its entirety as follows: "In the event Executive's employment is terminated: (i) by Employer for any reason, (ii) by Executive for Good Reason prior to the first anniversary of the Effective Date, or (iii) by Executive for any reason after the first anniversary of the Effective Date, Executive shall be entitled to a termination payment equal to 160 percent of his then current Base Salary. If Executive's employment is terminated prior to the first anniversary of the Effective Date (x) by Employer for any reason other than for Cause, death or Disability or (y) by Executive for Good Reason, Executive shall be entitled to receive, in addition to the aforementioned termination payment, an amount equal to (A) $325,000 less the aggregate amount of Base Salary paid to Executive between the Effective Date and the date of termination, plus (B) an amount equal to the Bonus (without proration), plus (C) an amount equal to the aggregate amount of payments that would otherwise be due to Executive under Section 3.6 and Section 3.9 of the Agreement for the period between the Effective Date and the first anniversary thereof, less any amounts paid to Executive in respect thereof between the Effective Date and the date of termination; and Employer shall continue to provide the disability insurance provided for in Section 4.0 of the Agreement through the first anniversary of the Effective Date."

      2.7. The introductory paragraph of Section 10.6 of the Agreement is amended to add the following clause at the end thereof: "(it being understood that the consummation of the Merger and the fact that upon such consummation Employer shall become a wholly owned subsidiary of Parent shall not in and of itself, absent other actions by Employer, constitute "Good Reason" under this
Section 10.6.)".

      2.8. Executive acknowledges and agrees that he will not receive any compensation in the form of equity (whether stock, stock options or otherwise) of Parent.

3. Notwithstanding anything to the contrary herein, if the Merger Agreement is terminated Section 2 of this Amendment shall, from the date of termination of the Merger Agreement forward, be null and void and of no further force or effect.

4. All terms used in this Amendment without definition shall have the meanings given those terms in the Agreement. All terms defined in this Amendment shall have, for purposes of the Agreement, the meanings given such terms herein.

5. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

6. If Executive determines that the payments provided for in this Amendment may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Internal Revenue Code), Executive and Employer will negotiate in good faith to restructure this Amendment to avoid such characterization. Executive shall have the right, exercisable at any time prior to the Effective Date to disclaim the right to receive some or all of the payments provided for in this Amendment.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.    This Amendment shall be governed by the laws of the State of Nevada.

      IN WITNESS WHEREOF, the parties have caused this amendment be duly executed on the date first written above.

EXECUTIVE                                     EMPLOYER

                                              ACRES GAMING INCORPORATED,
/s/Floyd W. Glisson                           an Nevada corporation
-------------------
Floyd W. Glisson
                                              BY:   /s/ Patrick W. Cavanaugh
                                                    ---------------------------
                                                    Name: Patrick W. Cavanaugh
                                                    Title: SVP, CFO & Treasurer




                                       S-1